UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2017

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

000-53742	FIRSTENERGY SOLUTIONS CORP.	31-1560186
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of March 31, 2017, FirstEnergy Corp., in its capacity as the sole shareholder of FirstEnergy Solutions Corp. (“FES”), approved certain amendments to FES’ Amended and Restated Code of Regulations (“Code”), described below.

Section 14 of Article III of the Code was added, which permits the Board of Directors of FES (the “Board”) to create an executive committee or any other committee of directors to act between meetings of the Board and to delegate certain authority to a committee. Any such committee shall consist of two or more directors.

Additionally, Section 13 of Article III of the Code was amended to provide that contracts, actions and transactions in which a director has a relationship or interest that has been disclosed to the Board may be approved by a majority of the other directors without a relationship or interest in the applicable action, even when such directors constitute less than a quorum of the Board. Section 13 also now provides for approval of such contracts, actions and transactions by a majority vote of shares held by shareholders without a relationship or interest in the contract, action or transaction when such director’s relationship or interest has been disclosed.

The foregoing description of the amendments to the Code is qualified in its entirety by reference to the full text of the Code as amended and restated as of March 31, 2017, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Code of Regulations of FirstEnergy Solutions Corp., dated as of March 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

April 6, 2017

FIRSTENERGY SOLUTIONS CORP.
Registrant

By:	/s/ Jason J. Lisowski
Jason J. Lisowski Treasurer and Controller

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Code of Regulations of FirstEnergy Solutions Corp., dated as of March 31, 2017.

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